Exhibit 5.1

January 19, 2023

Helius Medical Technologies, Inc. 642 Newtown Yardley Road, Suite 100 Newtown, Pennsylvania 18940

Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Helius Medical Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of a maximum of 12,594,701 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including (i) 500,000 shares of Common Stock to be issued pursuant to awards under the Helius Medical Technologies, Inc. 2021 Inducement Plan, as amended (the “Inducement Plan”) and (ii) 12,094,701 shares of Common Stock to be issued pursuant to awards under the Helius Medical Technologies, Inc. 2022 Equity Incentive Plan (the “Equity Incentive Plan”, and together, with the Inducement Plan, the “Plans” and each, individually, a “Plan”).

Based upon our examination of such documents and other matters as we deem relevant, we are of the opinion that the Shares to be offered by the Company under the Plans pursuant to the Registration Statement are duly authorized and, when issued, delivered and sold by the Company in accordance with the respective Plan and the awards thereunder, the Registration Statement and the related prospectus, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Honigman LLP

HONIGMAN LLP

EJJ/GDP/RZK

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506